GRANTED WITH MODIFICATIONS

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE VAALCO ENERGY, INC.)
CONSOLIDATED)C.A. No. 11775-VCL

STOCKHOLDER LITIGATION)

)

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

WHEREAS, on December 7, 2015, plaintiffs commenced the above-captioned consolidated class action (the “Action”) on behalf of themselves and all other public stockholders of VAALCO Energy, Inc. (“VAALCO” or the “Company”), a Delaware corporation, against the Company, Steven P. Guidry, Frederick W. Brazleton, O. Donaldson Chapoton, LLB, James B. Jennings, John J. Myers, Jr., Andrew L. Fawthrop, and Steven J. Pully (together, “Defendants”), seeking a declaratory judgment against all defendants that certain provisions of the Company’s Restated Certificate of Incorporation and Second Amended and Restated Bylaws (the “Charter and Bylaw Provisions”) were invalid and that the Company’s directors could be properly removed without cause;

WHEREAS, on November 16, 2015, the Company issued a press release asserting that members of the Board “can only be removed from office for cause,” that the Charter and Bylaw Provisions are enforceable, and that “any purported action by written consent to remove a director without reference to the cause requirement would be null and void”;

WHEREAS, on December 10, 2015, the Court entered a Stipulation and Order for Consolidation (the “Consolidation Order”) naming the Vladimir Gusinsky Living Trust and George Shapiro as co-lead plaintiffs (“Co-Lead Plaintiffs”), and Bernstein Litowitz Berger & Grossmann LLP, Friedlander & Gorris, P.A., and Labaton Sucharow LLP, as co-lead counsel (“Co-Lead Counsel”);

WHEREAS, the Consolidation Order designated the complaint filed by the Vladimir Gusinsky Living Trust as the operative complaint in this Action (the “Complaint”);

WHEREAS, the Complaint asserted two counts:  Count II (Declaratory Judgment Respecting the Charter and Bylaws) and Count I (Against the Individual Defendants for Breach of Fiduciary Duty);

WHEREAS, the parties engaged in expedited briefing on cross-motions for summary judgment on Count II of the Complaint;

WHEREAS, on December 21, 2015, the Court heard argument on the cross-motions for summary judgment;

WHEREAS, also on December 21, 2015, the Court denied Defendants’ motion for summary judgment, and granted Co-Lead Plaintiffs’ motion for partial summary judgment;

WHEREAS, on December 23, 2015, the Court entered an Order granting Co-Lead Plaintiffs’ motion for partial summary judgment, denying Defendants’ motion for summary judgment, and declaring that the Charter and Bylaw Provisions were invalid and unenforceable (the “December Order”);

WHEREAS, Defendants’ deadline for appeal of the December Order expired on January 22, 2016, and Defendants did not appeal;

WHEREAS, in light of the final relief on Count II of the Complaint, Co-Lead Plaintiffs wished to dismiss Count I as moot and to submit an application for an award of attorneys’ fees and reimbursement of expenses in connection with the December Order;

WHEREAS, on March 11, 2016, the Court entered an order dismissing Count I of the Complaint as moot with prejudice as to Co-Lead Plaintiffs and without prejudice as to any other Company stockholder, and entering a schedule governing Co-Lead Plaintiffs’ anticipated application for an award of attorneys’ fees and reimbursement of expenses;

WHEREAS, on March 14, 2016, Co-Lead Plaintiffs filed an application for an award of attorneys’ fees and reimbursement of expenses;

WHEREAS, on April 6, 2016, the Company and its insurer agreed, in the exercise of business judgment, to pay Co-Lead Counsel $775,000 in attorneys’ fees, which amount the Company expects the insurer will pay on its behalf;

WHEREAS, Defendants deny any and all allegations of Co-Lead Plaintiffs that Defendants engaged in wrongdoing in any way, and the Company states that the Company has agreed to settle Co-Lead Plaintiff’s application for an award of attorneys’ fees and reimbursement of expenses due to the costs of defense of that application and litigation risk associated therewith;

WHEREAS, the Court has not passed on the amount of the fee;

NOW, THEREFORE, upon consent of the parties and subject to the approval of the Court:

IT IS HEREBY ORDERED this ______ day of ___________, 2016, pursuant to Court of Chancery Rule 23(e), that:

1. The Company shall file this Stipulation and Order of Dismissal as an attachment to the Company’s next Form 10-Q following the entry of this Stipulation and Order of Dismissal (“Order”).  The filing by the Company of this Order as an attachment to a Form 10-Q constitutes adequate notice for purposes of Rule 23(e) (the “Notice”).

2. The Company shall file with the Court an affidavit that the Notice has been made (the “Affidavit”) in accordance with paragraph 1 above no later than three (3) calendar days after the Notice is publicly-filed.

3. Upon the filing of the Affidavit:
a.	The Register in Chancery is directed to close this Action on the docket; and
b.	The Court will no longer retain any jurisdiction over this Action.

4. The Company through its insurer shall pay to Co-Lead Counsel fees and expenses in the amount of $775,000 on or before May 12, 2016 to an account designated by Co-Lead Counsel, and Co-Lead Counsel or Co-Lead Plaintiffs shall not seek any additional fees, expenses, or costs from Defendants or their insurer in connection with the Action.

Dated:  April 20, 2016

OF COUNSEL: BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP Mark Lebovitch Christopher Orrico John Vielandi 1251 Avenue of the Americas New York, NY 10020

FRIEDLANDER & GORRIS, P.A.

/s/  Christopher M. Foulds

Joel Friedlander (Bar. No. 3163)

Jeffrey M. Gorris (Bar No. 5012)

Christopher M. Foulds (Bar No. 5169)

1201 N. Market Street, Suite 2200

Wilmington, DE  19801

(302) 573-3500

Co-Lead Counsel for Plaintiffs

LABATON SUCHAROW LLP

/s/  Ned C. Weinberger

Christine S. Azar  (Bar  No. 4170)

Ned C. Weinberger (Bar No. 5256)           300 Delaware Avenue,  Suite 1340

Wilmington, DE 19801

(302) 573-2530

Co-Lead Counsel for Plaintiffs

OF COUNSEL: Michael C. Holmes Andrew E. Jackson Cortney C. Thomas VINSON & ELKINS LLP Trammel Crow Center 2001 Ross Avenue, Suite 3700 Dallas, TX 75201

YOUNG CONAWAY STARGATT

  & TAYLOR, LLP

/s/  James M. Yoch, Jr.

Rolin P. Bissell (No. 4478)

Kathaleen St. J. McCormick (No. 4579)

James M. Yoch, Jr. (No. 5251)

Rodney Square

1000 North King Street

Wilmington, DE 19801

Counsel for defendants Steven P. Guidry,

Frederick W. Brazleton, O. Donaldson

Chapoton, James B. Jennings, John J. Myers,

Jr., Andrew L. Fawthrop, Steven J. Pully, and

VAALCO Energy, Inc.

IT IS SO ORDERED this _____ day of __________, 2016.

       ____________________________________________

   Vice Chancellor J. Travis Laster

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action
Judge:	J Travis Laster
File and Serve Transaction ID:	58892604
Current Date:	Apr 20, 2016
Case Number:	11775-VCL
Case Name:	CONS W/ 11776-VCL - IN RE VAALCO ENERGY INC. CONSOLIDATED STOCKHOLDER LITIGATION

Court Authorizer Comments:

Chancellor Bouchard has expressed the view that the disclosures regarding a mooting payment should be provided in a Form 8K, rather than in the next periodic filing, such as a Form 10Q. I am convinced of the wisdom of his view. With that one modification, the order is granted. The court appreciates counsel's work in bringing this matter to a conclusion.

/s/ Judge Laster, J Travis